EXHIBIT 8.1

LLOYDS TSB GROUP STRUCTURE

The following is a list of the principal subsidiaries of Lloyds TSB Group plc at 31 December 2006. The audited consolidated accounts of Lloyds TSB Group plc for the year ended 31 December 2006 include the audited accounts of each of these companies.

		Percentage of
	Country of	equity share
	registration/	capital and voting
Name of subsidiary undertaking	incorporation	rights held		Nature of business	Registered office
Lloyds TSB Bank plc	England	100%		Banking and financial	25 Gresham Street
				services	London EC2V 7HN
Cheltenham & Gloucester plc	England	100	%*	Mortgage lending and	Barnett Way
				retail investments	Gloucester GL4 3RL
Lloyds TSB Commercial Finance	England	100	%*	Credit factoring	Boston House
Limited					The Little Green,
					Richmond
					Surrey TW9 1QE
Lloyds TSB Leasing Limited	England	100	%*	Financial leasing	25 Gresham Street
					London EC2V 7HN
Lloyds TSB Private Banking	England	100	%*	Private banking	25 Gresham Street
Limited					London EC2V 7HN
The Agricultural Mortgage	England	100	%*	Long-term agricultural	Charlton Place
Corporation PLC				finance	Charlton Road
					Andover
					Hampshire SP10 1RE
Lloyds TSB Offshore	Jersey	100	%*	Banking and financial	PO Box 160
Limited				services	25 New Street
					St Helier
					Jersey JE4 8RG
Lloyds TSB Scotland plc	Scotland	100	%*	Banking and financial	Henry Duncan House
				services	120 George Street
					Edinburgh EH2 4LH
Lloyds TSB General Insurance	England	100	%*	General insurance	25 Gresham Street
Limited					London EC2V 7HN
Scottish Widows Investment	England	100	%*	Investment management	10 Fleet Place
Partnership Group Limited					London EC4M 7RH
Abbey Life Assurance	England	100	%*	Life Assurance	80 Holdenhurst Road
Company Limited					Bournemouth
					Dorset BH8 8ZQ
Lloyds TSB Insurance Services	England	100	%*	Insurance broking	25 Gresham Street
Limited					London EC2V 7HN
Lloyds TSB Asset Finance	England	100	%*	Consumer credit, leasing	25 Gresham Street
Division Limited				and related services	London EC2V 7HN
Black Horse Limited	England	100	%*	Consumer credit, leasing	25 Gresham Street
				and related services	London EC2V 7HN
Scottish Widows plc	Scotland	100	%*	Life assurance	69 Morrison Street
					Edinburgh EH3 8YF
Scottish Widows Annuities	Scotland	100	%*	Life assurance	69 Morrison Street
Limited					Edinburgh EH3 8YF

* Indirect interest